Exhibit 23.1



          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As Independent Public Accountants, we hereby consent to the incorporation of our report included in this Form 10-K for Heska Corporation and Subsidiaries into the Company's previously filed registration statement file no. 333-55602.

                                   /s/ Arthur Andersen LLP




Denver, Colorado,
March 29, 2001.